Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of February 27, 2004, by and between BankUnited Financial Corporation, a Florida corporation (the “Company”) and Bear Stearns & Co. Inc. and the other Initial Purchasers named in the Purchase Agreement referred to below (collectively, the “Initial Purchasers”), for whom Bear Stearns & Co. Inc. is acting as representative, pursuant to that certain Purchase Agreement, dated as of February 24, 2004 (the “Purchase Agreement”), between the Company and the Initial Purchasers.

In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

The Company agrees with the Initial Purchasers (i) for their benefit as Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Notes (as defined herein) and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of the Notes (each of the foregoing a “Holder” and together the “Holders”), as follows:

Section 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Additional Amount” has the meaning set forth in Section 2(e) hereof.

“Affiliate” means with respect to any specified person, an “affiliate,” as defined in Rule 144, of such person.

“Amendment Effectiveness Deadline Date” has the meaning set forth in Section 2(d) hereof.

“Applicable Conversion Price” means, as of any date of determination, $1,000 divided by the Conversion Rate then in effect as of the date of determination or, if no Notes are then outstanding, the Conversion Rate that would be in effect were Notes then outstanding.

“Notes” means the 3.125% Convertible Senior Notes due 2034 of the Company to be purchased pursuant to the Purchase Agreement.

“Business Day” means each day on which the Nasdaq National Market is open for trading.

“Common Stock” means the shares of Class A Common Stock, par value $0.01 per share, of the Company and any other shares of capital stock as may constitute “Common Stock” for purposes of the Indenture, including the Underlying Common Stock.

“Conversion Rate” has the meaning assigned to such term in the Indenture.

“Damages Payment Date” means each interest payment date under the Indenture in the case of Notes and the Underlying Common Stock.

“Effectiveness Deadline Date” has the meaning set forth in Section 2(a) hereof.

“Effectiveness Period” means a period (subject to extension pursuant to Section 3(i) hereof ) of two years after the original issuance of the Notes (including any issuance pursuant to the Initial Purchasers’ Option) or such shorter period of time (x) as Holders of Registrable Securities are permitted by Rule 144(k) under the Securities Act or any successor provisions thereunder to sell Registrable Securities without restriction or (y) when each of the Registrable Securities covered by the Shelf Registration Statement ceases to be a Registrable Security or (z) the date on which all Registrable Securities have been resold pursuant to Rule 144.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Filing Deadline Date” has the meaning set forth in Section 2(a) hereof.

“Holder” has the meaning set forth in the third paragraph of this Agreement.

“Indenture” means the Indenture, dated as of February 27, 2004, between the Company and U.S. Bank Trust National Association, as trustee, pursuant to which the Notes are being issued.

“Initial Purchasers” has the meaning set forth in the preamble hereto.

“Initial Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Issue Date” means the first date of original issuance of the Notes.

“Material Event” has the meaning set forth in Section 3(i) hereof.

“Notice and Questionnaire” means a written notice and questionnaire delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum dated February 24, 2004 relating to the Notes.

“Notice Holder” means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date, so long as all of their Registrable Securities that have been registered for resale pursuant to a Notice and Questionnaire have not been sold in accordance with a Shelf Registration Statement.

“Purchase Agreement” has the meaning set forth in the preamble hereof.

“Prospectus” means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

“Record Holder” means (i) with respect to any Damages Payment Date relating to any Notes as to which any such Additional Amount has accrued, the holder of record of such Note on the record date with respect to the interest payment date under the Indenture on which such Damages Payment Date shall occur and (ii) with respect to any Damages Payment Date relating to the Underlying Common Stock as to which any such Additional Amount has accrued, the registered holder of such Underlying Common Stock fifteen (15) days prior to such Damages Payment Date.

“Registrable Securities” means the Notes until such Notes have been converted into the Underlying Common Stock and, at all times the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, the earliest of (x) the date on which such security has been effectively registered under the Securities Act and disposed of, whether or not in accordance with the Shelf Registration Statement and (y) the date that is two years after the later of (1) the original issuance of the Notes (including any issuance pursuant to the Initial Purchasers’ Option) and (2) the last date that the Company or any of its Affiliates was the owner of such Notes (or any predecessor thereto), or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provisions thereunder.

“Registration Default” has the meaning set forth in Section 2(e) hereof.

“Registration Expenses” has the meaning set forth in Section 5 hereof.

“Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 144A” means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Subsequent Shelf Registration Statement” has the meaning set forth in Section 2(b) hereof.

“Suspension Notice” has the meaning set forth in Section 3(i) hereof.

“Suspension Period” has the meaning set forth in Section 3(i) hereof.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means U.S. Bank Trust National Association, the Trustee under the Indenture.

“Underlying Common Stock” means the Common Stock into which the Notes are convertible or issued upon any such conversion.

Section 2. Shelf Registration. (a) The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date (the “Filing Deadline Date”) that is ninety (90) days after the Issue Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a “Shelf Registration Statement”) registering the resale from time to time by Holders thereof (who satisfy certain conditions set forth herein relating to the provision of information in connection with the Shelf Registration Statement) of all of the Registrable Securities (the “Initial Shelf Registration Statement”). The Initial Shelf Registration Statement shall be on Form S-1 or S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the reasonable methods of distribution elected by the Holders, approved by the Company, and set forth in the Initial Shelf Registration Statement. The Company shall use its reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the “Effectiveness Deadline Date”) that is one hundred eighty (180) days after the Issue Date, and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date that is ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.

(b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Shelf Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

(c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the Holders of the Registrable Securities covered by such Shelf Registration Statement.

(d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(i). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a completed and executed Notice and Questionnaire to the Company prior to any attempted or actual distribution of Registrable Securities under the Shelf Registration Statement; provided that Holders of Registrable

Securities shall have twenty (20) Business Days from the date on which the Notice and Questionnaire is first sent to such Holders by the Company to complete and return the Notice and Questionnaire to the Company. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or, if required by applicable law, prepare and file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is thirty (30) days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder a reasonable number of copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided that if such Notice and Questionnaire is delivered during a Suspension Period, or a Suspension Period is put into effect within five (5) Business Days after such delivery date, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above within five (5) Business Days after expiration of the Suspension Period in accordance with Section 3(i). Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling securityholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(d).

(e) If: (i) on or prior to the Filing Deadline Date, the Initial Shelf Registration Statement has not been filed with the SEC; (ii) on or prior to the Effectiveness Deadline Date, the Initial Shelf Registration Statement has not been declared effective by the SEC (and include, without limitation, any information with respect to an Notice Holder that has properly completed, executed and delivered an Notice and Questionnaire prior to or on the 20th business day after such Holder’s receipt thereof that is required so that such Holder is named as a selling securityholder in the Initial Shelf Registration Statement and is permitted to deliver the Prospectus forming a part thereof to purchasers of such Holder’s

Registrable Securities); (iii) after the Effective Time of any Shelf Registration Statement, such Shelf Registration Statement ceases to be effective or usable for the offer and sale of Registrable Securities (other than due to a Suspension Period), and the Company fails to file and, in the case of a post-effective amendment, have declared effective, within five Business Days, a post-effective amendment to such Shelf Registration Statement, a supplement to the Prospectus contained therein or a report with the SEC pursuant to Section 13(a), 13(c) or 14 of the Exchange Act to make such Shelf Registration Statement effective or such Prospectus usable; (iv) prior to or on the 45th calendar day or 60th calendar day, as the case may be, of any Suspension Period, such suspension has not been terminated; or (v) the Company shall have failed to timely comply with any of its obligations set forth in Section 2(d) (each such event referred to in clauses (i) through (v), a “Registration Default”), the Company shall be required to pay additional amount (“Additional Amount”), from and including the day following such Registration Default to but excluding the earlier of (x) the day on which such Registration Default is cured and (y) the date the Shelf Registration Statement is no longer required to be kept effective, at a rate per annum equal to an additional one-quarter of one percent (0.25%) for the first 90-day period from the dated of the Registration Date, and thereafter at a rate per annum equal to one-half of one percent (0.5%) of (i) the principal amount of such Notes or, without duplication, (ii) in the case of Notes that have been converted into Underlying Common Stock, the Applicable Conversion Price of such shares of Underlying Common Stock, as the case may be, in each case determined as of the Business Day immediately preceding the next Damages Payment Date.

Any amounts to be paid as Additional Amount pursuant to this Section 2(e) shall be payable periodically on each Damages Payment Date to Record Holders of Notes that are Registrable Securities and of shares of Underlying Common Stock issued upon conversion of Notes that are Registrable Securities, as the case may be. Such Additional Amount shall be calculated and paid in the same manner as interest is paid under the Indenture in respect of the Notes.

This Section 2(e) shall be the exclusive remedy available to the Holders of Registrable Securities for any Registration Default. In no event shall the Company be required to pay Additional Amount in excess of a rate per annum equal to one-quarter of one percent (0.25%) of the principal amount of the Registrable Securities that are Securities to and including the 90th calendar day following such Registration Default, and a rate per annum equal to one-half of one percent (0.5%) thereof from and after the 91st calendar day following such Registration Default, as set forth in this Section 2(e), regardless of whether one or multiple Registration Defaults exist. All obligations of the Company set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such Registrable Security shall have been satisfied in full. Each Registration Default will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the SEC.

Section 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

(a) Prepare and file with the SEC a Shelf Registration Statement or Shelf Registration Statements on Form S-1 or S-3 or any other appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause each such Shelf Registration Statement to become effective and remain effective as provided herein; provided that before filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, the Company shall furnish to the Initial Purchasers and counsel for the Holders and for the Initial Purchasers (or, if applicable, separate counsel for the Holders) copies of all such documents proposed to be filed and use its best efforts to reflect in each such document when so filed with the SEC such comments as the such counsel reasonably shall propose within three (3) Business Days of the delivery of such copies to the Initial Purchasers and such counsel.

(b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective until the expiration of the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Shelf Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented.

(c) As promptly as practicable give notice to the Notice Holders, the Initial Purchasers and counsel for the Holders and for the Initial Purchasers (or, if applicable, separate counsel for the Holders) (i) when any Prospectus, Prospectus supplement, Shelf Registration Statement or post-effective amendment to a Shelf Registration Statement has been filed with the SEC and, with respect to a Shelf Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Shelf Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) after the effective date of any Shelf Registration Statement filed pursuant to this Agreement of the occurrence of (but not the nature of or details concerning) a Material Event and (vi) of the determination by the Company that a post-effective amendment to a Shelf Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(i)), state that it constitutes a Suspension Notice, in which event the provisions of Section 3(i) shall apply.

(d) Use its reasonable best efforts to prevent the issuance of, and, if issued, to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide prompt notice to each Notice Holder and the Initial Purchasers of the withdrawal of any such order.

(e) If requested by the Initial Purchasers or any Notice Holder, as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement such information as the Initial Purchasers, such Notice Holder or counsel for the Holders and for the Initial Purchasers (or, if applicable, separate counsel for the Holders) shall determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided that the Company shall not be required to take any actions under this Section 3(e) that, in the written opinion of counsel for the Company, are not in compliance with applicable law.

(f) As promptly as practicable furnish to each Notice Holder, counsel for the Holders and for the Initial Purchasers (or, if applicable, separate counsel for the Holders) and the Initial Purchasers, without charge, at least one (1) conformed copy of the Shelf Registration Statement and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Notice Holder, such counsel or the Initial Purchasers).

(g) During the Effectiveness Period, deliver to each Notice Holder, counsel for the Holders and for the Initial Purchasers (or, if applicable, separate counsel for the Holders) and the Initial Purchasers, in connection with any sale of Registrable Securities pursuant to a Shelf Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder and the Initial Purchasers may reasonably request; and the Company hereby consents (except during such periods that a Suspension Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

(h) Prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its best efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Shelf Registration Statement and the related Prospectus; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

(i) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which any Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development (a “Material Event”) that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, (i) in the case of clause (B) or (C) above, subject to the next sentence, as promptly as practicable, prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the Company may rely on information provided by each Notice Holder with respect to such Notice Holder), as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Shelf Registration Statement, subject to the next sentence, use its reasonable best efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Notice Holders and counsel for the Holders and for the Initial Purchasers (or, if applicable, separate counsel for the Holders) that the availability of the Shelf Registration Statement is suspended (a “Suspension Notice”) and, upon receipt of any Suspension Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to such Shelf Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the reasonable judgment of the Company, the Shelf Registration Statement does not contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) in the case of clause (C) above, as soon as, in the reasonable discretion of the Company, such suspension is no longer appropriate. The period during which the availability of the Shelf Registration Statement and any Prospectus may be suspended (the “Suspension Period”) without the Company incurring any obligation to pay additional amount pursuant to Section 2(e) shall not exceed forty-five (45) days in any three (3) month period and ninety (90) days in any twelve (12) month period. The Effectiveness Period shall be extended by the number of days from and including the date of the giving of the Suspension Notice to and including the date on which the Notice Holder received copies of the supplemented or amended Prospectus provided in clause (i) above, or the date on which it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

(j) Make reasonably available for inspection during normal business hours by representatives for the Notice Holders of such Registrable Securities, and any broker-dealers, attorneys and accountants retained by such Notice

Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make available for inspection during normal business hours all relevant information reasonably requested by such representatives for the Notice Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that such persons shall, at the Company’s request, first agree in writing with the Company that any information that is in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Shelf Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or is not otherwise under a duty of trust to the Company, and provided that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the counsel referred to in Section 5. Each recipient of the confidential information shall be deemed to have agreed to be bound by the obligations of this paragraph.

(k) Comply with all applicable rules and regulations of the SEC to the extent that failure to comply could materially adversely affect the Holders and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Shelf Registration Statement, which statements shall cover said 12-month periods.

(l) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Shelf Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least (2) Business Days prior to any sale of such Registrable Securities.

(m) Provide a CUSIP number for all Registrable Securities covered by each Shelf Registration Statement not later than the effective date of such Shelf Registration Statement and provide the Trustee and the transfer agent for the Common Stock with certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

(n) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

(o) Upon (i) the filing of the Initial Registration Statement and (ii) the effectiveness of the Initial Registration Statement, announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News.

(p) Enter into such customary agreements and take all such other necessary actions in connection therewith (including those requested by the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate disposition of such Registrable Securities.

(q) Cause the Indenture to be qualified under the TIA not later than the effective date of any Shelf Registration Statement; and in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

(r) Cause all Registrable Securities covered by any Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which securities issued by the Company of the same series are then listed or quoted.

Section 4. Holder’s Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary in order to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

Section 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Section 2 and 3 of this Agreement whether or not any of the Shelf Registration Statements are declared effective. Such fees and expenses (“Registration Expenses”) shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Shelf Registration Statement may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication and mailing expenses relating to copies of any Shelf Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company and the fees and disbursements of one counsel for the Holders in connection with the Shelf Registration Statement, (v) fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock and (vi) Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

Section 6. Indemnification; Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Holder and each person who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Holder Indemnified Party”), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Holder Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in any Shelf Registration Statement or in any amendment or supplement thereto or necessary to make the statements therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements made in any Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in, or omitted from, and in conformity with information furnished in writing by or on behalf of any Holder to the Company expressly for use therein; provided that the foregoing indemnity shall not inure to the benefit of any Initial Purchaser who fails to deliver a Prospectus (as then amended or supplemented and provided by the Company to the Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any loss, damage, expense, liability or claim caused by an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or caused by any omission or alleged omission to state therein a material fact necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading, if such Prospectus would have cured the material misstatement or omission or alleged material misstatement or omission.

(b) Each Holder, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Company Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in information furnished in writing by or on behalf of such Holder to the Company expressly for use in any Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in any Shelf Registration Statement or in any amendment or supplement thereto or necessary to make the statements therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements in any Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, in the light of the circumstances under which they were made, not misleading, in connection with such information. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Shelf Registration Statement giving rise to such indemnification obligation.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) of this Section 6, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the institution of such Proceeding and the Indemnifying Party shall assume the defense of such Proceeding; provided, however, that the omission to notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party except to the extent that it has been prejudiced in any material respect by such failure or relieve such Indemnifying Party from any liability it may have under this Section 6 otherwise. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within 30 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded upon the written advice of counsel that there may be one or more defenses available to it that are different from, additional to or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of the Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such action). An Indemnifying Party shall not be liable for any settlement of such Proceeding effected without the written consent of such Indemnifying Party, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days’ prior notice of its intention to settle. No Indemnifying Party shall, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

(d) If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party under subsections (a) and (b) of this Section 6 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Holders on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any Proceeding.

(e) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it were offered to the public exceeds the amount of any damages which it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective amount of Registrable Securities they have sold pursuant to a Shelf Registration Statement, and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder, or the Company, or the Company’s officers or directors or any person controlling the Company and (iii) the sale of any Registrable Security by any Holder.

Section 7. Information Requirements. (a) The Company covenants that, if at any time before the end of the Effectiveness Period it is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, Rule 144A, Regulation S and Regulation D under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company’s most recent report filed with the SEC pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

(b) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-1 or Form S-3, as the case may be, in order to allow the Company to be eligible to file registration statements on Form S-1 or Form S-3.

Section 8. Miscellaneous.

(a) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company’s securities under any other agreements.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Notes deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Notes are or would be convertible as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Shelf Registration Statement; provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

(x) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

(y) if to the Company, to:

255 Alhambra Circle

Coral Gables, Florida 33134

Attention: Humberto L. Lopez

Telecopy No.: (305) 231-6630

with a copy to:

Camner, Lipsitz & Poller

550 Biltmore Way

Suite 700

Coral Gables, Florida 33134

Attention: Bridget Wong

Telecopy No.: (305) 442-2389

(z) if to the Initial Purchasers, to:

c/o Bear Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Attention: Corporate Finance

Telecopy No.: (212) 272-3092

with a copy to (for informational purposes only):

Simpson Thacher & Bartlett

425 Lexington Avenue

New York, New York 10017

Attention: Gary I. Horowitz, Esq.

Telephone No.: (212) 455-2502

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

(d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(e) Successors and Assigns. Any person who purchases any Registrable Securities from the Initial Purchasers or any Holder shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchasers or such Holder, as the case may be. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use its best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

(k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for additional amount under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

(l) Submission to Jurisdiction. Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Initial Purchasers. The Company hereby waives all right to trial by jury in any Proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BANKUNITED FINANCIAL CORPORATION

By:
Name:
Title:

Confirmed and accepted as of the date

first above written on behalf of itself

and the other several Initial Purchasers:

BEAR STEARNS & CO. INC.

By:
Name:
Title:

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